Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:
“OPTIONS ACQUISITION CORP.”, A DELAWARE CORPORATION, WITH AND INTO “OPTION ACQUISTION SUB, INC.”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-THIRD DAY OF JUNE, A.D. 2008, AT 1:56 O’CLOCK P.M.
A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

/s/Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State
Authentication:  6679728
Date:  06-23-08

CERTIFICATE OF MERGER

OF

OPTIONS ACQUISITION CORP.

(a Delaware corporation)

WITH AND INTO

OPTIONS ACQUISITION SUB, INC.

(a Delaware Corporation)

(Pursuant to Section 251(c) of the Delaware General Corporation Law)

The undersigned corporations, organized and existing under and by virtue of the General Corporation Law of the State of Delaware, do hereby certify:

FIRST: Options Acquisition Corp., a Delaware corporation, is being merged into Options Acquisition Sub, Inc., a Delaware corporation.

SECOND:  That an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”), whereby Options Acquisition Corp. is merged with and into Options Acquisition Sub, Inc., has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251(c) of the General Corporation Law of the State of Delaware.

THIRD: That the name of the surviving corporation is Options Acquisition Sub, Inc.

FOURTH:  That the Certificate of Incorporation of Options Acquisition Sub, Inc. shall be the Certificate of Incorporation of the surviving corporation.

FIFTH:  That the merger is to become effective upon filing.

SIXTH:  That the executed Merger Agreement is on file at the office of the surviving corporation located at Options Acquisition Sub, Inc., 240 Old Federal Highway, Suite 100, Hallandale, FL 33009.

SEVENTH:  That a copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

EIGHTH:  That (i) Options Acquisition Sub, Inc. may be served with process in Delaware in any proceeding for enforcement of any obligation Options Acquisition Corp., as well as for enforcement of any obligation of the surviving corporation arising from the merger, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to Section 262 of the Delaware General Corporation Law, and (ii) Options Acquisition Sub, Inc. hereby irrevocably appoints the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceeding and the

Secretary of State shall mail a copy of any such process to Options Acquisition Sub, Inc., 240 Old Federal Highway, Suite 100, Hallandale, FL 33009.

NINTH:  That the Merger Agreement has been approved by the holders of at least a majority of the outstanding shares of stock of Options Acquisition Sub, Inc. by written consent in lieu of a meeting of the stockholders.

TENTH: That the Merger Agreement has been approved by the holders of at least a majority of the outstanding shares of stock of Options Acquisition Corp., by written consent in lieu of a meeting of the stockholders.

[Signature Page Follows]

[SIGNATURE PAGE TO CERTIFICATE OF MERGER]

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the ___ day of June, 2008.

OPTIONS ACQUISITION CORP.

By:/s/David Harapiak
      Name: David Harapiak
      Title:  President

OPTIONS ACQUISITION SUB, INC.

By:/s/Scott Frohman
      Name: Scott Frohman
      Title:   Chief Executive Officer